UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2800 Patton Road St. Paul, Minnesota	55113
(Address of principal executive offices)	(Zip Code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders

ReShape Lifesciences Inc. (the “Company”) held a special meeting of its stockholders on December 19, 2017. At the special meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with Securities and Exchange Commission and mailed to the Company’s stockholders on or about November 22, 2017:

Proposal 1:

Approval of the conversion of the issuance of up to 18,777,200 shares of the Company’s common stock upon the conversion of 187,772 shares of the Company’s series C convertible preferred stock issued to the former stockholders and convertible promissory note holders of ReShape Medical, Inc. (“ReShape Medical”) in connection with the Company’s completed acquisition of ReShape Medical.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,349,512	391,810	44,349	9,490,727

Proposal 2:

Approval of an amendment to the Company’s Second Amended and Restated 2003 Stock Incentive Plan to increase the number of shares reserved for issuance by 5,500,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,475,395	492,687	56,445	7,251,871

Proposal 3:

Ratification of the decision by the Company’s Board of Directors to hold future annual or special meetings of stockholders as virtual meetings at which stockholders would be able to remotely participate and cast their votes at the meeting in real time.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,794,783	1,038,452	443,163	0

Proposal 4:

Approval of one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 or Proposal 2 above at the time of the special meeting or in the absence of a quorum.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,449,079	384,784	190,664	7,251,871

Item 8.01                                           Other Events

On December 22, 2017, the Company announced that, as of December 20, 2017, and following the mandatory conversion of 82,384 shares of the Company’s series C convertible preferred stock issued to the former stockholders and convertible promissory note holders of ReShape Medical into 8,238,400 shares of common stock as of the close of business on December 19, 2017, there were 29,957,113 shares of the Company’s common stock issued and outstanding. As of December 20, 2017, there were also 6,055 shares of the Company’s series B convertible preferred stock and 105,388 shares of the Company’s series C convertible preferred stock outstanding. Each share of series B convertible preferred stock is convertible into 435 shares of common stock at any time at the election of the holder. Each share of series C convertible preferred stock is convertible into 100 shares of common stock at any time at the election of the holder, provided that the former ReShape Medical holders will not be permitted to convert their shares of series C convertible preferred stock into shares of common stock to the extent such conversion would cause them to hold more than 49.0% of the Company’s outstanding voting securities at the time of any such conversion.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description	Method of Filing

10.1	Second Amended and Restated 2003 Stock Incentive Plan, as amended on December 19, 2017	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott. P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Compliance Officer

Date: December 22, 2017